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                                                                     EXHIBIT 2.2

                              AGREEMENT OF MERGER
                                       OF
                                   MERGER SUB
                                      AND
                                  THE COMPANY

    This Agreement of Merger, dated as of       , 2000 ("MERGER AGREEMENT"), by
and between MERGER SUB, a California corporation ("MERGER SUB"), and a wholly owned subsidiary of NEWCO, a Delaware corporation ("NEWCO"), and Styleclick.com, Inc., a California corporation (the "COMPANY" or the "SURVIVING CORPORATION").

                                R E C I T A L S

    A. The Company was incorporated in the State of California on February [  ],
1988, and as of the date hereof has             shares of its Common Stock, no
par value, outstanding (the "COMPANY COMMON STOCK").

    B. Merger Sub was incorporated in the State of California on [            ],
and as of the date hereof has [      ] shares of its Common Stock, par value
$0.01 per share, outstanding, all of which are owned by Newco.

    C. The Company and USANi L.L.C., a Delaware limited liability company ("PARENT"), have entered into the Agreement and Plan of Merger, dated as of January 24, 2000 (the "AGREEMENT"), providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated thereby. This Merger Agreement and the Agreement are intended to be construed together to effectuate their purpose.

    D. The shareholders of the Company and Merger Sub and the Board of Directors of Newco deem it advisable and in their mutual best interests and in the best interests of the shareholders of the Company and Merger Sub, respectively, that Merger Sub be merged with and into the Company (the "MERGER").

    E. The Boards of Directors of the Company, Newco and Merger Sub and the shareholders of Merger Sub and the Company have approved the Merger. The shareholders of Newco have approved the issuance of shares of Class A Common Stock, par value $0.01 per share, of Newco (the "NEWCO CLASS A COMMON STOCK") by virtue of the Merger.

                                   AGREEMENTS

    The parties hereto hereby agree as follows:

    1. Merger Sub shall be merged with and into the Company, and the Company shall be the surviving corporation.

    2. The Merger shall become effective on such date (the "EFFECTIVE TIME") as this Merger Agreement and the Officers' Certificates (as defined in the Agreement) of each of Newco and Merger Sub (and a certificate of satisfaction of the California Franchise Tax Board (if required) for Merger Sub) are filed with the Secretary of State of the State of California.

    3. As of the Effective Time of the Merger, each issued and outstanding share of Common Stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation and, as converted, shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

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    4. Upon the Effective Time of the Merger, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are owned by the Company or any Subsidiary of the Company) shall be converted into the right to receive one share of Newco Class A Common Stock (the "MERGER SECURITIES").

    5. Upon the Effective Time of the Merger, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (collectively, the "CERTIFICATES") shall cease to have any rights with respect thereto, except the right to receive the Merger Securities to be issued in consideration therefor upon surrender of such certificate in accordance with Section 2.2 of the Agreement, without interest.

    6. Any shares ("DISSENTING SHARES")of Company Common Stock outstanding immediately prior to the Effective Time and held by any holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Section 1300 et. seq. of the California General Corporation Law ("CALIFORNIA LAW") and is otherwise entitled to the protections afforded a "dissenting shareholder" as such term is used in such sections of California Law (collectively, the "DISSENTING SHAREHOLDERS"), shall not be converted as provided in Section 2.1 of the Agreement, unless such holder fails to perfect or otherwise loses any rights to appraisal of such Dissenting Shares under, and shall otherwise cease to be a "dissenting shareholder" as provided in such sections of California Law. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive Merger Securities.

    7. The conversion of the Company Common Stock as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of the Company Common Stock shall thereupon be entitled to receive the Merger Securities in accordance with
Section 4 hereof. Promptly after the Effective Time, such shareholder shall be entitled to receive certificates that represent the number of shares of Newco Class A Common Stock issuable to such shareholder under this Merger Agreement upon surrender as set forth in the Agreement of such shareholder's certificates which immediately prior to the Effective Time represented outstanding shares of the Company Common Stock.

    No dividends or other distributions on Newco Class A Common Stock declared or made after the Effective Time shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the Newco Class A Common Stock so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

    All Merger Securities delivered upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such the Company Common Stock. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 7.

    8. At the Effective Time of the Merger, the separate existence of Merger Sub shall cease, and the Company shall succeed, without other transfer, to all of the rights and properties of Merger Sub and shall be subject to all the debts and liabilities thereof in the same manner as if the Company had itself incurred them.

    9. Upon the Merger becoming effective, the Articles of Incorporation of Merger Sub in effect at the Effective Time shall be Articles of Incorporation of the Surviving Corporation until amended in

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accordance with its terms and applicable law; PROVIDED, HOWEVER, that at the
Effective Time, Article I of such articles shall be amended by virtue of this Merger Agreement and the Agreement to read as follows: "The name of the
corporation is [            ]."

    10. Upon the Merger becoming effective, the By-laws of Merger Sub in effect at the Effective Time shall be the By-laws of the Surviving Corporation until amended in accordance with its terms and applicable law.

    11. Upon the Merger becoming effective, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation as of the Effective Time and until their successors are duly elected or appointed and qualified in accordance with
applicable law and the Stockholders Agreement, dated as of [            ], 2000,
between Newco, Parent and the stockholders named therein.

    12. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Newco and the Company.

        (b) Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and Merger Sub, this Merger Agreement shall terminate forthwith in the event that the Agreement shall be terminated as therein provided.

        (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of the Company, Newco or Merger Sub or their respective officers or directors, except as otherwise provided in the Agreement.

        (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

        (e) This Merger Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company and Merger Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without first obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

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    IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

                                          [MERGER SUB]
                                          --------------------------------------
                                          [            ]
                                          --------------------------------------
                                          Secretary
                                          [THE COMPANY]
                                          --------------------------------------
                                          [            ]
                                          --------------------------------------
                                          Secretary

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